UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BIGLARI HOLDINGS INC.
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BIGLARI HOLDINGS INC.

17802 IH 10 West, Suite 400

SAN ANTONIO, TEXAS 78257

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 25, 2020

To the Shareholders of Biglari Holdings Inc.:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Biglari Holdings Inc. (the “Corporation” or “Biglari Holdings”) to be held at the Majestic Theatre, 224 East Houston Street, San Antonio, Texas 78205, on June 25, 2020, at 1:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect five directors.
2.	To ratify the selection by the Audit Committee of the Board of Directors (the “Board”) of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2020.
3.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on May 20, 2020 as the record date for determining which shareholders have the right to vote at the Annual Meeting or at any adjournment thereof.

You may either vote by telephone or by Internet by following the instructions on the enclosed proxy card, or sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee.

We look forward to seeing you at the Annual Meeting.

By order of the Board,

Sardar Biglari
Chairman and Chief Executive Officer

San Antonio, Texas
May 21, 2020

If you are a shareholder and plan to attend the meeting, you must present an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well. Shareholders and their guests must present their admission ticket for admittance to the meeting at the Majestic Theatre. Seating will begin at 12:00 p.m. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

BIGLARI HOLDINGS INC.

17802 IH 10 West, Suite 400

SAN ANTONIO, TEXAS 78257

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2020

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Biglari Holdings Inc. (hereinafter “we”, “our”, “Biglari Holdings”, “Corporation” or “Company”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held at the Majestic Theatre, 224 East Houston Street, San Antonio, Texas 78205, on June 25, 2020, at 1:00 p.m., Central Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”).

GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about May 21, 2020. If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it with our Corporate Secretary or submitting a duly executed proxy bearing a later date. Solicitation of proxies is made by the Corporation and will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on May 20, 2020, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 206,864.1 shares of Class A common stock. Only shareholders of record of Class A common stock at the close of business on May 20, 2020 are entitled to vote at the Annual Meeting or at any adjournment thereof. Each share of Class A common stock is entitled to one vote per share on all matters submitted to a vote of shareholders of the Corporation.

The presence at the meeting, in person or by proxy, of the holders of Class A common stock holding in the aggregate a majority of the voting power of the Corporation’s Class A common stock entitled to vote shall constitute a quorum for the transaction of business.

A plurality of the votes properly cast for the election of directors by the holders of Class A common stock attending the meeting, in person or by proxy, will elect directors to office. The affirmative vote of a majority of the Class A common stock present, in person or by proxy, is required to approve Proposal 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

Shareholders may vote “FOR” or “WITHHOLD” a vote for the election of directors and “FOR”, “AGAINST” or “ABSTAIN” with respect to Proposal 2. Abstentions will count for purposes of establishing a quorum, but will not count as votes cast on a proposal. Accordingly, abstentions will have no effect on the election of directors and are the equivalent of an “against” vote on Proposal 2. Broker non-votes will also count for purposes of establishing a quorum, but will not count as votes cast for the election of directors and accordingly will have no effect. Since the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 is a “routine” matter under applicable rules, your broker may vote your shares for you on this proposal absent any other instructions from you. Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

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If you are a shareholder and plan to attend the meeting, you must present an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well. Shareholders and their guests must present an admission ticket for admittance to the meeting. If you do not have an admission ticket, you will not be admitted to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 25, 2020.

The Proxy Statement for the Annual Meeting of Shareholders to be held on June 25, 2020 and the Corporation’s 2019 Annual Report to Shareholders are available at www.biglariholdings.com/annualmeeting and www.proxyvote.com.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Director Nominees

At the Annual Meeting, a Board consisting of five members will be elected until the next annual meeting.

The members of the Board have nominated for election five current directors of the Corporation, three of whom are “independent” within the meaning of the listing standards of the New York Stock Exchange. James P. Mastrian will be retiring from the Board at the Annual Meeting and the authorized number of directors will be reduced to five upon his retirement.

Information with respect to our nominees for election as directors, including the experience, qualifications, attributes and skills that led to the selection of each nominee, is contained in the following table.

Name	Age	Business Experience

Sardar Biglari	42	Chairman of the Board and Chief Executive Officer of Biglari Holdings since 2008. In addition, Mr. Biglari has served as Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”) since 2000. Biglari Capital is the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., private investment partnerships. Mr. Biglari has been a director of CCA Industries, Inc. since October 2015. He was a director of Insignia Systems, Inc. from December 2015 to March 2017. Mr. Biglari is an entrepreneur with managerial and investing experience in a broad range of businesses.

Philip L. Cooley	76	Vice Chairman of the Board of Biglari Holdings since April 2009 and a director since March 2008. Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. He has served as an advisory director of Biglari Capital since 2000. He has also been a director of CCA Industries since October 2015. He was a director of Insignia Systems from December 2015 to March 2017. Mr. Cooley has broad business and investment knowledge and experience.

Ruth J. Person	74	Director of the predecessor corporation since 2002. Chancellor, University of Michigan-Flint, from 2008 to 2014 and Professor of Management from 2008 to present. Ms. Person has years of experience in leadership and board positions at various institutions.

Kenneth R. Cooper	75	Director of the Corporation since October 2010. Attorney in the private practice of law at the Kenneth R. Cooper Law Office since 1974, with over 40 years of legal and business experience in real estate transactions and related matters. Mr. Cooper has extensive experience in real estate, business and financial matters.

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John G. Cardwell	74	Director of the Corporation since October 2019. Mr. Cardwell held various positions with Johnson Controls, Inc. from 1986 until his retirement in May 2008. Mr. Cardwell served in a leadership role in the manufacturing sector and has over 40 years of experience in corporate management.

The Board has concluded that the following directors are independent in accordance with the director independence standards of the New York Stock Exchange, and has determined that none of them has a material relationship with the Corporation which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director: Kenneth R. Cooper, Ruth J. Person and John G. Cardwell.

When the accompanying proxy card is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR the election of the five nominees identified above. Each of our nominees has consented to being named in this proxy statement and has agreed to serve, if elected. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

Our Board unanimously recommends that shareholders vote FOR each of the Company’s five nominees for Director.

Board Meetings, Committees and Nominations

The Board held seven formal meetings and acted by written consent twice during 2019. Each director during 2019 attended all of the meetings of the Board and of the committees of the Board on which he or she served. Directors are encouraged but not required to attend annual meetings of the Corporation’s shareholders. Sardar Biglari, Philip L. Cooley, Kenneth R. Cooper and Ruth J. Person attended the 2019 Annual Meeting of Shareholders. The Board of Directors has not named a lead independent director. A meeting of non-management directors was held in 2019. Kenneth R. Cooper presided as ad hoc chair of the meeting.

The Board has established an Audit Committee in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2019 Audit Committee consisted of Kenneth R. Cooper, James P. Mastrian and Ruth J. Person. In addition, John G. Cardwell was appointed to the Audit Committee on October 31, 2019. The Board determined that each of John G. Cardwell, James P. Mastrian and Ruth J. Person meet the definition of “audit committee financial expert” as that term is used in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). All current members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and in Section 303A of the New York Stock Exchange Listed Company Manual. The Audit Committee assists the Board with oversight of a) the integrity of the Corporation’s financial statements; b) the Corporation’s compliance with legal and regulatory requirements; and c) the qualifications and independence of the Corporation’s independent public accountants and the Corporation’s internal audit function. The Audit Committee meets periodically with the Corporation’s independent public accountants, internal auditors and members of management and reviews the Corporation’s accounting policies and internal controls. The Audit Committee also selects the firm of independent public accountants to be retained by the Corporation to perform the audit.

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The Audit Committee held five formal meetings during 2019. The Audit Committee Charter is available on the Corporation’s website at www.biglariholdings.com and may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

We are a “controlled company” within the meaning of the New York Stock Exchange rules and thus can rely on exemptions from certain corporate governance requirements. As a result, we are not required to comply with certain director independence and board committee requirements. The Company does not have a governance and nominating committee.

The Board has established a Compensation Committee and adopted a charter to define and outline the responsibilities of its members. The Compensation Committee assists the Board by setting the compensation of the Chief Executive Officer and performing other compensation oversight, as well as reviewing related person transactions. A copy of the Compensation Committee Charter is available on the Corporation’s website at www.biglariholdings.com and may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The 2019 Compensation Committee consisted of Kenneth R. Cooper, James P. Mastrian and Ruth J. Person, all of whom are independent directors in accordance with the New York Stock Exchange director independence standards. The Compensation Committee held one formal meeting during 2019.

The Company does not have a formal policy regarding the consideration of diversity, however defined, in identifying nominees for director. Instead, in identifying director nominees, the Board looks for individuals who possess integrity, ownership mentality, business expertise and enterprise qualities that support an entrepreneurial culture.

The Company has a policy under which it will consider recommendations presented by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation”. The Director Nominee Recommendation must be delivered to us not later than the 9th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for nomination to the Board must meet the director independence standards of the New York Stock Exchange. The Company’s policy provides that candidates recommended by shareholders will be evaluated using the same criteria as are applied to all other candidates.

Board Leadership Structure and Role in Risk Oversight

Sardar Biglari is the Corporation’s Chairman of the Board and Chief Executive Officer as well as its controlling shareholder. The Corporation is a holding company owning subsidiaries engaged in a number of diverse business activities, including property and casualty insurance, media and licensing, restaurants, and oil and gas. The Corporation’s largest operating subsidiaries are involved in the franchising and operating of restaurants. All major investment and capital allocation decisions are made for the Company and its subsidiaries by Mr. Biglari. Because of Biglari Holdings’ corporate structure, along with the centralization of capital allocation decisions, the most effective model for the Corporation is to designate Mr. Biglari as holding both positions of Chairman and Chief Executive.

He is Biglari Holdings’ largest shareholder, and through affiliated entities, beneficially owns shares of the Corporation that represent approximately 64.4% of the voting interest.

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The full Board has responsibility for general oversight of relevant risks. Mr. Biglari bears responsibility for managing various risks faced by the Company. Furthermore, Mr. Biglari reviews with the Board relevant possible risks. In addition, as part of its Charter, the Audit Committee reviews and discusses the Corporation’s policies concerning risk assessment and risk management.

Director Compensation

Directors of Biglari Holdings do not receive grants of Company stock. We do not issue stock options or restricted stock. Our view is that if directors wish to own Company stock, they, like all other shareholders, can purchase shares in the open market.

Directors of the Corporation who are employees do not receive fees for attendance at directors’ meetings. During 2019, a director who was not an employee received an annual cash retainer of $60,000, and the Chairs of the Audit and Compensation Committees each received an additional annual cash retainer of $5,000. For his role as Vice Chairman of the Board and such other duties as designated by the Board, Dr. Cooley received an annual cash retainer of $245,000. In addition, non-employee directors receive cash meeting attendance fees as follows:

•	$3,500 for each in-person Board meeting attended
•	$1,250 for each committee meeting attended in-person not held in conjunction with a Board meeting
•	$500 for each committee meeting attended held in conjunction with a Board meeting
•	$500 for any meeting (Board or committee) in which the director participated by phone

The following table provides compensation information for 2019 for each non-management member of the Board who served on the Board during such year.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Philip L. Cooley	$254,500	$—	$254,500
Kenneth R. Cooper	$82,500	$—	$82,500
James P. Mastrian	$66,500	$—	$66,500
Ruth J. Person	$72,500	$—	$72,500
John G. Cardwell	$10,000	$—	$10,000

Meetings of Independent Directors

The Audit and Compensation Committees are composed of independent directors of the Company. The Audit Committee held five meetings and the Compensation Committee held one meeting during 2019. In addition, an executive session of the independent directors was held in 2019. A shareholder or other interested party wishing to contact the independent directors, as applicable, should send a letter to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The mailing envelope should contain a clear notation that the enclosed letter is to be forwarded to the Corporation’s independent directors.

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Shareholder Communications with the Board

Shareholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Corporation. The Corporate Governance Guidelines are available on the Corporation’s website at www.biglariholdings.com. A copy of the Corporate Governance Guidelines also may be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Conduct for all directors, officers and employees as well as directors, officers and employees of each of its subsidiaries. The Code of Conduct is available on the Corporation’s website at www.biglariholdings.com. A copy of the Code of Conduct may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K or applicable New York Stock Exchange rules regarding any amendment to, or waiver from, a provision of the Code of Conduct, if any, either by posting such information on the Corporation’s website at www.biglariholdings.com or by filing a Current Report on Form 8-K with the Securities and Exchange Commission.

Executive Officers

Our executive officers are appointed annually by the Board, or at such interim times as circumstances may require. Other than Mr. Biglari, the only executive officer of the Corporation during 2019 was Bruce Lewis.

Mr. Lewis, age 55, joined the Company and was named Controller in January 2012.

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PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2020. Deloitte & Touche LLP has served in that capacity since fiscal 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its choice, taking into consideration the views of the shareholders, and may (but will not be required to) appoint a different firm to serve in that capacity for 2020.

Required Vote

If a quorum is present, approval of the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2020 will require the affirmative vote of a majority of the Class A common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Our Board unanimously recommends that shareholders vote FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2020. Properly dated and signed proxies will be so voted unless shareholders specify otherwise.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis is designed to provide shareholders with a better understanding of our compensation philosophy, core principles, and decision-making process. It explains the compensation-related actions taken regarding the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”). Details regarding the compensation we paid to the Named Executive Officers for 2019 are found in the tables and narrative that follow them.

Executive Summary

Biglari Holdings is not a conventional company. Our compensation system is idiosyncratic to Biglari Holdings. The Company is composed of two distinct components: operating businesses and investments. The Company conducts its operations through its wholly-owned subsidiaries: Steak n Shake Inc., Western Sizzlin Corporation, First Guard Insurance Company, Southern Oil Company, Southern Pioneer Property & Casualty Insurance Company and Maxim Inc. As CEO of Biglari Holdings, Mr. Biglari oversees the Company’s operating businesses. Mr. Biglari’s incentive compensation is tied to the performance of the operating businesses.

The Company holds its investments mainly by means of limited partner interests in The Lion Fund, L.P. and The Lion Fund II, L.P. (the “investment partnerships”). The investment partnerships are managed by Biglari Capital, a private investment firm founded and owned by Mr. Biglari. As Chairman of Biglari Capital, the general partner of these investment partnerships, he is responsible for their investment activities. The fees paid to the general partner are tied to the performance of the investment partnerships.

Compensation of Chief Executive Officer

Chief Executive Officer Compensation for Managing the Operating Businesses

In his capacity as CEO of the Company, Mr. Biglari earned $900,000 in total direct compensation for 2019. Mr. Biglari’s salary has not been increased since 2009.

Incentive Agreement

Philosophy. In designing the Company’s incentive agreement with Mr. Biglari (the “Incentive Agreement”), the Compensation Committee of the Board (the “Committee”) sought to embody the pay-for-performance ethos of the Company. The Company’s singular long-term objective is to maximize its per-share intrinsic value. The Company believes that an increase in intrinsic value will eventually be reflected in its stock price. Therefore, the Committee believes it is most appropriate to determine Mr. Biglari’s compensation for our operating businesses by reference to a return on equity methodology. Adjustments are made to the metric so that Mr. Biglari is compensated solely for the Company’s true economic gains.

Incentive Design. The Incentive Agreement establishes a performance-based annual incentive payment for Mr. Biglari contingent upon the growth in adjusted equity in each year attributable to our operating businesses. Adjustments are made to changes in shareholders’ equity so the Committee measures the Company’s economic performance and thus is unaffected by non-economic factors.

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In order for Mr. Biglari to receive any incentive, our operating businesses must achieve an annual increase in shareholders’ equity in excess of 6% (the “Hurdle Rate”) above the previous highest level (the “High Water Mark”). Mr. Biglari will receive 25% of any incremental book value created above the High Water Mark plus the Hurdle Rate. In any year in which book value declines, our operating businesses must completely recover their deficit from the previous High Water Mark, along with attaining the Hurdle Rate, before Mr. Biglari becomes eligible to receive any further incentive payment. Our executive compensation philosophy is intended to reward and promote such long-term growth for the benefit of all shareholders.

Incentive Payout. Mr. Biglari did not receive an incentive payment for 2019 and 2018. For 2017, Mr. Biglari received an incentive fee of $7,353,250.

Investments in The Lion Fund Investment Partnerships

The Company holds its investments mainly through limited partner interests in the investment partnerships. The general partner of the investment partnerships charges Biglari Holdings a performance fee; predicated solely on investment gains, not on assets under management. Income from the investment partnerships is excluded in the calculation of Mr. Biglari’s incentive compensation under the Incentive Agreement. In other words, there is no “double dipping” with fees paid at the partnership level and then at the holding company level. The investments in the investment partnerships are more fully described under “Related Person Transactions”.

Compensation of Controller

The Committee has charged Mr. Biglari with the responsibility of reviewing and determining the compensation of other executive officers, including senior executives of the Company’s major subsidiaries. Factors considered are typically subjective, such as the executive’s performance and any changes in that executive’s functional responsibilities, which were the primary factors used in determining the compensation for the Company’s Controller, Bruce Lewis.

We may also utilize different incentive arrangements, with their terms dependent upon such elements as the economic potential or capital intensity of the business. The incentives could be large and will always be tied to the operating results for which an executive exercises authority.

Employment Agreements, Severance, and Change-in-Control Arrangements

Neither Mr. Biglari nor Mr. Lewis has a severance agreement, a change-in-control arrangement or an employment agreement with the Company and neither has been granted or holds any stock options or restricted stock awards from the Company. The Corporation does not grant any stock options or other awards.

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Summary Compensation Information

The following table discloses the compensation received for the three years ended December 31, 2019 by the Corporation’s Chief Executive Officer and its Controller.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive	All Other Compensation	Total

Sardar Biglari	2019	$900,000	$—	$—	$—	$900,000
Chairman / Chief	2018	900,000	—	—	—	900,000
Executive Officer	2017	900,000	—	7,353,250	—	8,253,250

Bruce Lewis	2019	$455,000	$485,000	$—	$—	$940,000
Controller	2018	435,000	460,000	—	—	895,000
	2017	415,000	440,000	—	—	855,000

Narrative Disclosure to Summary Compensation Table

As referenced in the Compensation Discussion and Analysis section, Mr. Biglari, as CEO of the Company, oversees the property and casualty insurance, media and licensing, restaurant, and oil and gas businesses. Fees paid to entities owned by Mr. Biglari in 2019 are fully described under “Related Person Transactions”.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our domestic employees and the annual total compensation of Mr. Biglari, Chairman and Chief Executive Officer.

The median employee was determined using 2019 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees were excluded. The median employee determination included all domestic employees who were employed at December 31, 2019. The compensation of the median employee was $10,000. Our median employee works part time. Therefore, the ratio of the Chief Executive Officer’s compensation ($900,000) to the median employee (i.e., part time) was 90 to 1.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the Compensation Committee of the Board consisted of Kenneth R. Cooper, Ruth J. Person and James P. Mastrian. None of these individuals has at any time been an officer or employee of the Corporation. During 2019, none of our executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board or Compensation Committee served as an executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board (the “Committee”) is currently composed of the persons identified below. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement on pages 9 and 10. Based on the Committee’s review and discussions with management, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Committee.

Kenneth R. Cooper, Chairman

James P. Mastrian

Ruth J. Person

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AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Directors and Management

The following table shows the total number of shares of our Class A and Class B common stock beneficially owned as of May 20, 2020 and the percentage of outstanding shares for (i) each director, (ii) each Named Executive Officer, and (iii) all directors and executive officers, as a group:

Name	Title of Class of Stock	Shares Beneficially Owned		Percentage of Voting Power of Class A	Percentage of Aggregate Economic Interest of Class A and Class B
Sardar Biglari	Class A	133,171	(1)	64.4%	58.4%
	Class B	1,146,959	(2)

Philip L. Cooley	Class A	744	(3)	*	*
	Class B	7,474	(4)

Ruth J. Person	Class A	51		*	*
	Class B	511

Kenneth R. Cooper	Class A	32		*	*
	Class B	321

James P. Mastrian	Class A	32	(5)	*	*
	Class B	336	(5)

John G. Cardwell	Class A	—		—	—
	Class B	—

Bruce Lewis	Class A	—		—	—
	Class B	—

Directors and executive officers as a group (7 persons)	Class A Class B	134,030 1,155,601		64.8%	58.8%

* Less than 1%

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1)	Includes 36,571.7 shares owned directly by The Lion Fund, L.P., 70,937.0 shares owned directly by The Lion Fund II, L.P., 25,663.1 shares owned directly by Biglari Capital Corp., and 0.1 share owned directly by Mr. Biglari. Mr. Biglari has the sole power to vote and dispose of the shares beneficially owned by the foregoing. Mr. Biglari disclaims beneficial ownership of the shares that he does not directly own. See also footnote 1 to the table below.
2)	Includes 365,726 shares owned directly by The Lion Fund, L.P., 709,377 shares owned directly by The Lion Fund II, L.P., 71,855 shares owned directly by Biglari Capital Corp., and one share owned directly by Mr. Biglari. Mr. Biglari has the sole power to vote and dispose of the shares beneficially owned by the foregoing. Mr. Biglari disclaims beneficial ownership of the shares that he does not directly own.
3)	Includes 80.0 shares owned by Dr. Cooley’s spouse. Dr. Cooley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
4)	Includes 814 shares owned by Dr. Cooley’s spouse. Dr. Cooley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
5)	Shares owned by Mr. Mastrian’s spouse individually or through the Nancy A. Mastrian Trust dated September 30, 1997. Mr. Mastrian disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Security Ownership of 5% Beneficial Owners

The following table shows as of May 20, 2020 the number and percentage of outstanding shares of our Class A common stock beneficially owned by each person or entity known to be the beneficial owner of more than 5% of our Class A common stock:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Biglari Capital Corp. 17802 IH 10 West, Suite 400 San Antonio, TX 78257	133,171 (1)	64.4%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	24,213 (2)	11.7%

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1)	This information was obtained from a Schedule 13D/A filed with the SEC on November 20, 2019 by The Lion Fund, L.P., The Lion Fund II, L.P., Biglari Capital and Sardar Biglari, and the most recent Form 4 filed with the SEC by certain of the foregoing persons. In aggregate, 36,571.7 shares are directly owned by The Lion Fund, L.P., 70,937.0 shares are directly owned by The Lion Fund II, L.P., and 25,663.1 shares are owned directly by Biglari Capital. Each of Biglari Capital, as the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., and Sardar Biglari, as Chairman and Chief Executive Officer of Biglari Capital, has the sole power to vote and dispose of the shares owned by The Lion Fund, L.P. and The Lion Fund II, L.P., and Sardar Biglari has sole power to vote and dispose of the shares owned by Biglari Capital. Each of Biglari Capital and Mr. Biglari disclaims beneficial ownership of the shares that he or it does not directly own.

2)	This information was obtained from a Schedule 13D/A filed with the SEC on May 11, 2020. GAMCO Asset Management Inc. reported that it has sole voting power with respect to 19,500 shares of Class A common stock and sole dispositive power with respect to 20,660 shares of Class A common stock. Gabelli Funds, LLC reported that it has sole voting and dispositive power with respect to 2,650 shares of Class A common stock. Teton Advisors, Inc. reported that it has sole voting and dispositive power with respect to 838 shares of Class A common stock. MJG Associates, Inc. reported that it has sole voting and dispositive power with respect to 25 shares of Class A common stock. Gabelli Foundation, Inc. reported that it has sole voting and dispositive power with respect to 40 shares of Class A common stock.

RELATED PERSON TRANSACTIONS

Policy Regarding Related Person Transactions

The Compensation Committee (the “Committee”) reviews each related person transaction (as defined below) and determines whether it will approve or ratify that transaction based on whether the transaction is in the best interests of the Company and its shareholders. Any Board member who has any interest (actual or perceived) will not be involved in the consideration.

A “related person transaction” is any transaction, arrangement or relationship in which we are a participant, the related person (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

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In determining whether a related person transaction will be approved or ratified, the Committee may consider factors such as (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.

Related Person Transactions

Investments in the Investment Partnerships

Since the year 2000, Mr. Biglari has served as Chairman of Biglari Capital, general partner of the investment partnerships. Biglari Capital is solely owned by Mr. Biglari.

Biglari Capital, in its capacity as general partner, receives an annual incentive reallocation for the Company’s investments in the investment partnerships equal to 25% of the net profits above a hurdle rate of 6% over the previous high-water mark. Unlike the typical arrangement in the industry, Biglari Capital does not receive any fees based on assets under management; its fees are predicated solely on investment gains.

An incentive reallocation to Biglari Capital is determined as of December 31 of each year. There were no incentive reallocations from Biglari Holdings to Biglari Capital in 2019, 2018 and 2017.

As of December 31, 2019, the fair value of the Company’s investments in the investment partnerships was $666,123,385. During 2019, the Company received distributions from the investment partnerships of $129,329,000.

Services Agreement

During 2017, the Company entered into a services agreement with Biglari Enterprises LLC and Biglari Capital (collectively, the “Biglari Entities”) under which the Biglari Entities provide business and administrative related services to the Company. The services agreement has a five-year term, effective on October 1, 2017. The fixed fee of $700,000 per month can be adjusted annually. The monthly fee remained at $700,000 during 2019. The Company paid Biglari Enterprises $8,400,000 in service fees during 2019 and 2018. The services agreement does not alter the hurdle rate connected with the incentive reallocation paid to Biglari Capital by the Company. The Biglari Entities are owned by Mr. Biglari.

Services Provided by Family Members of Mr. Biglari

Shawn Biglari, Sardar Biglari’s brother, is employed in business development for Steak n Shake. Shawn Biglari received $239,039 in compensation from the Company during 2019. Ken Biglari, Sardar Biglari’s father, is a consultant to Steak n Shake. Ken Biglari received $160,000 in consulting fees from the Company during 2019.

Except as set forth above, there are no transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act.

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INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has advised us of the following amounts for services for 2019 and 2018.

Type of Fee	2019	2018
Audit Fees(1)	$860,350	$815,413
Audit-Related Fees(2)	57,500	106,175
Tax Fees(3)	6,471	—
All Other Fees(4)	—	—
Total Fees	$924,321	$921,588

(1)	Audit fees include fees for services performed for the audit of our annual financial statements including services related to Section 404 of the Sarbanes-Oxley Act and review of financial statements included in our Form 10-Q filings, Form 10-K filing, registration statements, comment letters and services that are normally provided in connection with statutory or regulatory filings or engagements. Billings not finalized at time of filing are included in the year paid.
(2)	Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements. This includes services provided to audit Steak n Shake’s 401(k) Plan.
(3)	Deloitte & Touche LLP provided tax consulting services for a transaction during 2019.
(4)	Deloitte & Touche LLP did not provide any “other services” during the periods.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In each of 2019 and 2018, the Audit Committee pre-approved the services reported above.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries set forth in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by accounting principles generally accepted in the United States of America, and standards of the PCAOB, including those described in Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable PCAOB requirements for independent accountant communications with audit committees with respect to auditor independence and has discussed with Deloitte & Touche LLP its independence from the Corporation.

Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board that the Corporation include the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2019 in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Corporation’s independent public accountants with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board.

Kenneth R. Cooper, Chairman

James P. Mastrian

Ruth J. Person

John G. Cardwell

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions. These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;
•	statements relating to the anticipated effects on results of operations or financial condition of recent or future developments or events;
•	statements relating to our capital raising activities, business and growth strategies; and
•	any other statements, projections or assumptions that are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, as may be updated in our Quarterly Reports on Form 10-Q filed with the SEC. We undertake no obligation to update publicly any of these statements in light of future events, except as required by law.

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ANNUAL REPORT

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to the Secretary of the Corporation at 17802 IH 10 West, Suite 400, San Antonio, Texas 78257. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the common stock of the Corporation on the record date for the Annual Meeting. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The Corporation’s Form 10-K is also available through the SEC’s website (www.sec.gov).

PROPOSALS BY SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2021 Annual Meeting must be received by the Corporation by January 21, 2021. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act.

In addition, the Company’s Amended and Restated By-laws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at an annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, for our 2021 annual meeting of shareholders, notice of a proposal (including a nomination) must be delivered to us no earlier than February 25, 2021 and no later than March 27, 2021. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

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OTHER MATTERS

As of the date of this proxy statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. As to other business that may properly come before the Annual Meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with his best judgment.

By order of the Board,

Sardar Biglari
Chairman and Chief Executive Officer

San Antonio, Texas
May 21, 2020

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18267-P41460 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIGLARI HOLDINGS INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Sardar Biglari
02) Philip L. Cooley
03) Kenneth R. Cooper
04) John G. Cardwell
05) Ruth J. Person

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BIGLARI HOLDINGS INC.

D18268-P41460

ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned appoints Sardar Biglari and Philip L. Cooley, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Class A common stock of Biglari Holdings Inc. (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held at the Majestic Theatre, 224 East Houston Street, San Antonio, Texas 78205, on June 25, 2020, at 1:00 p.m., Central Daylight Time, or at any adjournment or postponement thereof, as indicated on the reverse side on Proposals 1 and 2 and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose.

Continued and to be signed on reverse side